UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


     September 22, 2005                   333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        98-0413063
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       347 Bay Street
                         Suite 408
                  Toronto, Ontario M5H 2R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9930
    (Registrant's telephone number, including area code)

Item 5.02   Departure of Directors or Principal Officers;
            Election of Directors; Appointment of Principal
            Officers.

     The Board appointed Lisa Lacroix as Secretary of Yukon
Gold effective as of September 7, 2005.

Lisa Lacroix

      Miss Lacroix spent the past twenty years working in a variety of fields ranging from retail businesses to merchant
banking.   She attended Etobicoke Collegiate Institute  and
her studies focused on Business Administration and Law.
Upon graduating in 1992, Miss Lacroix began her career working for an accounting firm that specialized in off-shore investing and assisted in conducting seminars on the benefits of such investment practices.

     In 1997 Miss Lacroix was employed by the Harten Group,
a family-owned conglomerate of eleven companies.   Miss
Lacroix was involved in the operation of each of these companies, which included a telecommunications firm, a natural gas provider, an independent attorney, a private funding corporation (loans and mortgages), a commercial and residential property management company, an art gallery and professional race horses.

     In 1999 Miss Lacroix joined Medallion Capital Corp., a merchant bank and investor relations Firm based in Toronto, Canada. Her responsibilities at Medallion included assistance in the preparation of business agreements, securities filings, preparation of quarterly and annual financial statements, press releases and other such documents. As a result, Miss Lacroix has diverse experience working with publicly held companies.

     In 2002 Miss Lacroix left Medallion Capital Corp. to move away from Toronto. She returned to Medallion in 2003 to assist with the Company's major client, Yukon Gold. Miss Lacroix assisted in preparing Yukon Gold for the process of obtaining a listing on the Over-the-Counter Bulletin Board (OTC:BB).

     In January 2005 Yukon Gold employed Miss Lacroix on a full time basis.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              YUKON GOLD CORPORATION, INC.


Date: September 22, 2005      By: /s/ W. Warren Holmes
                                  Name:  W. Warren Holmes
                                  Title: Chairman and CEO